UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SEACOAST BANKING CORPORATION OF FLORIDA

(Name of Registrant as Specified In Its Charter)

________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 to the Definitive Proxy Statement of Seacoast Banking Corporation of Florida, filed with the Securities and Exchange Commission on April 9, 2021 (the “2021 Proxy Statement”) is being filed to supplement certain disclosure in the 2021 Proxy Statement.

The following information is added to the section of the 2021 Proxy Statement entitled “Director Terms Extended Beyond the Annual Meeting.”

Director Terms Extended Beyond the Annual Meeting

Julie H. Daum Age: 66 Tenure: ▪ Company since 2013 ▪ Bank since 2013	Board Committees: ▪ Bank Credit Risk ▪ Compensation & Governance	Qualifications & Experience:

Ms. Daum has been a senior director of Spencer Stuart, a privately-held global executive search firm since 1993.  As head of the North American Board Practice at Spencer Stuart, she has helped place over 1,000 directors on corporate boards working with companies from the Fortune 10 to pre-IPO.  Prior to her work at Spencer Stuart, Ms. Daum was the executive director of the corporate board resource at Catalyst, where she managed all board of directors' activities and worked with companies to identify qualified women for their boards.  A widely renowned expert on corporate governance topics, Ms. Daum was recognized by the National Association of Corporate Directors ("NACD") as one of the top 100 most influential leaders in corporate governance in 2013.  Ms. Daum also advises corporate boards on governance issues, board refreshment, and succession planning.  Each year, Ms. Daum develops the Spencer Stuart Board Index, a publication detailing trends at national boardrooms.  She is a graduate of the Wharton Business School.